Exhibit 5.1

LAW OFFICES
THOMPSON, WELCH, SOROKO & GILBERT LLP
3950 CIVIC CENTER DRIVE
SUITE 300
SAN RAFAEL, CA  94903
(415)  448-5000
FACSIMILE
(415) 448-5010
SAN FRANCISCO OFFICE
(415) 262-1200

August 24, 2012

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	BioTime, Inc.
Registration Statement on Form S-3

Ladies/Gentlemen:

We are counsel to BioTime, Inc. ("BioTime"), a California corporation, in connection with the registration statement on Form S-3, to be filed by BioTime with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register for sale under the Securities Act up to $75,000,000 of one or more of the following securities (collectively, the “Offered Securities”) which may be issued by BioTime, from time to time, under the Registration Statement: (i) common shares, no par value (the “Common Shares”), which may include Common Shares issuable upon the conversion or exercise of the other Offered Securities included in the Registration Statement, (ii) preferred shares of BioTime, no par value (the “Preferred Shares”), which may include Preferred Shares issuable upon the conversion or exercise of other Offered Securities included in the Registration Statement, (iii) debt securities (the “Debt Securities”), the terms of which will be determined by the Board of Directors of BioTime prior to issuance, (iv) warrants (the “Warrants”) to purchase Common Shares, Preferred Shares, or Debt Securities, (v) rights (“Rights”) to purchase Common Shares, Preferred Shares, Warrants, and/or Debt Securities, and (vi) unit (“Units”) comprised of any combination of the foregoing Offered Securities.

We also have acted as counsel to BioTime in connection with an offering of Common Shares included in the Registration Statement having an aggregate offering price of up to $25,000,000 that may be issued and sold (the “Sales Agreement Shares”) under a Sales Agreement, dated August 24, 2012, between BioTime and Cantor Fitzgerald & Co. (the “Sales Agreement”).  The preliminary prospectus supplement for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus Supplement”).

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of BioTime and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Securities and Exchange Commission
August 24, 2012

Based upon the foregoing, we are of the opinion that:

1.           With respect to any offering of Common Shares by BioTime pursuant to the Registration Statement other than pursuant to the Sales Agreement (the “Offered Common Shares”), when:  (a) the Registration Statement has become effective under the Securities Act; (b) the board of directors of BioTime or any duly designated committee thereof (“Board of Directors”) has adopted resolutions approving the issuance and sale of the Offered Common Shares at a specified price or pursuant to a specified pricing mechanism; (c) an underwriting agreement or placement agency agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by BioTime and the other parties thereto, if the Offered Common Shares are to be sold in a firm commitment underwritten offering or in a best efforts placement offering; (d) certificates representing the Offered Common Shares have been duly executed by appropriate officers of BioTime or appropriate book entries have been made in the share records of BioTime, and (e) the Offered Common Shares have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the Offered Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.           With respect to any offering of Preferred Shares by BioTime pursuant to the Registration Statement (the “Offered Preferred Shares”), when:  (a) the Registration Statement has become effective under the Securities Act; (b) the Board of Directors has adopted resolutions designating the series of Preferred Shares to be issued, if the Preferred Shares are to be issued in one or more series, and the rights, preferences, privileges and restrictions on such Preferred Shares or series, and approving the issuance and sale of the Offered Preferred Shares at a specified price or pursuant to a specified pricing mechanism; (c) a certificate of determination with respect to the Offered Preferred Shares has been filed with the Secretary of State of California; (d) an underwriting agreement or placement agency agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by BioTime and the other parties thereto, if the Offered Preferred Shares are to be sold in a firm commitment underwritten offering or in a best efforts placement offering; (e) certificates representing the Offered Preferred Shares have been duly executed by appropriate officers of BioTime or appropriate book entries have been made in the share records of BioTime; and (f) the Offered Preferred Shares have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the Offered Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

Securities and Exchange Commission
August 24, 2012

3.           With respect to any series of the Debt Securities offered under the Registration Statement (“Offered Debt Securities”), when:  (a) the Registration Statement has become effective under the Securities Act; (b) an indenture pertaining to the Offered Debt Securities has been duly authorized by the Board of Directors and executed by BioTime and the applicable trustee; (c) the issuance and terms of the Offered Debt Securities have been duly authorized by the Board of Directors; (d) an underwriting agreement or placement agency agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by BioTime and the other parties thereto, if the Offered Debt Securities are to be sold in a firm commitment underwritten offering or in a best efforts placement offering; and (e) the Offered Debt Securities have been duly executed and delivered by BioTime and authenticated by the applicable trustee pursuant to the indenture and delivered against payment therefor, then the Offered Debt Securities, when issued and sold in accordance with the indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon the exercise of any Warrants or Rights in accordance with the terms thereof, will be valid and legally binding obligations of BioTime, enforceable against BioTime in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.           With respect to any offering of Warrants by BioTime pursuant to the Registration Statement (the “Offered Warrants”), when:  (a) the Registration Statement has become effective under the Securities Act; (b) the Board of Directors has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism; (c) any agreement between BioTime and any agent appointed by BioTime as Warrant Agent, or between BioTime and any purchaser of the Offered Warrants, pertaining to the terms of the Offered Warrants (“Warrant Agreement”) has been duly executed by BioTime and the Warrant Agent or purchaser; (d) an underwriting agreement or placement agency agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by BioTime and the other parties thereto, if the Offered Warrants are to be sold in a firm commitment underwritten offering or in a best efforts placement offering; (e) the Offered Securities that are issuable upon the exercise of the Offered Warrants have been duly and properly authorized by the Board of Directors; and (f) when the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, and otherwise in accordance with the provisions of any applicable Warrant Agreement, the Offered Warrants will constitute valid and binding obligations of BioTime, enforceable against BioTime in accordance with their terms.

Securities and Exchange Commission
August 24, 2012

5.           With respect to any offering of Rights by BioTime pursuant to the Registration Statement (the “Offered Rights”), when:  (a) the Registration Statement has become effective under the Securities Act; (b) the Board of Directors has authorized and approved the form, issuance, execution and terms of the Offered Rights; (c) any related (i) agreement between BioTime and any agent appointed by BioTime as Rights Agent, or between BioTime and any purchaser of the Offered Rights, pertaining to the terms of the Offered Rights (“Rights Agreement”), (ii) indenture in the case Debt Securities are issuable upon exercise of the Offered Rights, and (iii) Warrant Agreement in the case Warrants are issuable upon exercise of the Offered Rights, has been duly authorized by the Board of Directors and executed by BioTime and the other parties thereto; (d) the Board of Directors has duly authorized any Offered Securities that are issuable upon the exercise of the Offered Rights, and the terms of the offering thereof and related matters, (e) an underwriting agreement or placement agency agreement with respect to the Offered Rights has been duly authorized, executed and delivered by BioTime and the other parties thereto, if the Offered Rights are to be sold in a firm commitment underwritten offering or in a best efforts placement offering; and (f) the Offered Rights have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, and otherwise in accordance with the provisions of any applicable Rights Agreement, the Offered Rights will be validly issued and will entitle the holder thereof to the rights specified in the Rights certificates and any Rights Agreement.

6.           With respect to any offering of Units by BioTime pursuant to the Registration Statement (the “Offered Units”), when:  (a) the Registration Statement has become effective under the Securities Act; (b) Board of Directors has authorized and approved the form, issuance, execution and terms of the Offered Units; (c) any related (i) agreement between BioTime and any agent appointed by BioTime as Unit Agent, or between BioTime and any purchaser of the Units, pertaining to the terms of the Offered Units (“Unit Agreement”), (ii) indenture in the case of Debt Securities included in the Offered Units, and (iii) Warrant Agreement in the case of Warrants included in the Offered Units, has been duly authorized by the Board of Directors and executed by BioTime and the other parties thereto; (d) the Board of Directors has duly authorized any Offered Securities which are components of such Offered Units; (e) an underwriting agreement or placement agency agreement with respect to the Offered Units has been duly authorized, executed and delivered by BioTime and the other parties thereto, if the Offered Units are to be sold in a firm commitment underwritten offering or in a best efforts placement offering; and (f) the Offered Units, including all Offered Securities that are components of the Units, have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, and otherwise in accordance with the provisions of any applicable Unit Agreement, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

Securities and Exchange Commission
August 24, 2012

7.           With respect to the Sales Agreement Shares, when:  (a) the Registration Statement has become effective under the Securities Act; and (b) the Sales Agreement Shares have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement and the Sales Agreement Prospectus Supplement, the Sales Agreement Shares will be duly authorized, validly issued, fully paid, and non-assessable.

To the extent that the foregoing opinions apply to Common Shares or Preferred Shares (whether as Offered Common Shares, Offered Preferred Shares, Sales Agreement Shares, or Offered Securities included in any Unit or issuable upon the exercise of any Warrant or Right, or issuable upon the conversion of any Preferred Shares or Debt Securities), such opinions are qualified by and limited to: (a) in the case of Common Shares, the number of Common Shares that at the time of issuance and sale are authorized by BioTime’s articles of incorporation and not previously issued or reserved by BioTime for issuance in any other sale or transaction, and (b) in the case of Preferred Shares, the number of Preferred Shares and the number of Preferred Shares of the series of which the Offered Preferred Shares are a part that at the time of issuance and sale are authorized by BioTime’s articles of incorporation, including any certificate of determination for the series of which the Offered Preferred Shares are a part, and not previously issued or reserved by BioTime for issuance in any other sale or transaction.

The foregoing opinion is limited to the laws of the State of California and the Federal laws of the United States of America.

We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included therein.

Very truly yours,

s/Thompson, Welch, Soroko & Gilbert LLP

Thompson, Welch, Soroko & Gilbert LLP